Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Annual Report of Atna Resources Ltd. on Form 20-F of our report dated on March 13, 2015, relating to the consolidated financial statements of the Company for the year ended December 31, 2014.

EKS&H LLLP

March 13, 2015

Denver, Colorado